Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 25, 2015, relating to the financial statements and financial highlights of The Select Sector SPDR Trust, which appear in such Registration Statement. We also consent to the references to us under the “Financial Highlights” heading in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

August 31, 2016